UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2011

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-32833

(Commission File Number)

41-2101738

(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants’ under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

TransDigm Inc. (“TransDigm”) is launching a proposed refinancing of its existing $1,550 million Term Loan maturing December 6, 2016 with a new $1,550 million Term Loan maturing February 2017. The new Term Loan will not have any financial maintenance covenants. In connection with the proposed refinancing, the following information was provided to the lenders of TransDigm on February 3, 2011:

Since the acquisition of McKechnie Aerospace Holdings Inc. (“McKechnie”) closed, the integration process has gone as expected. To date, the following initiatives have been completed or are in process: (1) elimination of the McKechnie corporate office; (2) restructured TransDigm’s corporate office, adding an Executive Vice President and support staff; (3) installing TransDigm product line management structure to focus on value drivers; (4) consolidating certain operations (combining TransDigm’s Avtech facilities in Seattle, WA with McKechnie’s Tyee facilities in Everett, WA and consolidating Welco Operations into existing Matamoros, Mexico facility) and (5) reached agreement to divest Fastener business with Alcoa (pending regulatory approval).

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Gregory Rufus
Gregory Rufus

Executive Vice President, Chief
Financial Officer and Secretary

Date: February 3, 2011